Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE


aaiPHARMA ANNOUNCES PRESENTATION AT UPCOMING HEALTHCARE CONFERENCE

WILMINGTON, NC, FEBRUARY 5, 2001 - AAIPHARMA INC. (NASDAQ: AAII) today announced its plans to present at the upcoming UBS Warburg Healthcare Services Conference. The presentation is to be held at The Plaza Hotel in New York, on Tuesday, February 6, at 8:00 AM Eastern Time.

A listen-only telephone conference line will be set up to provide public access to the presentation. The call-in numbers will be (719) 457-2605 and (888) 515-2781 for the live dial in and (402) 220-0705 and (877) 803-5524 for the recorded line. The recorded line will be available for up to four weeks after the conference.



About aaiPharma

In December 2000, Applied Analytical Industries Inc. became aaiPharma to acknowledge the organization's growth as a specialty pharmaceutical and product life cycle management company with comprehensive drug development capabilities in the United States, Europe and Asia. Since 1979, aaiPharma has partnered with pharmaceutical companies on both a fee-for-service and royalty and milestone payment basis, providing the expertise and knowledge to create innovative, quality health care products. For more information about aaiPharma, visit the Company's website at www.aaiintl.com.